UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 18, 2026, Cullinan Therapeutics, Inc. (the “Company”) issued a press release announcing that the Company will present initial clinical data from its Phase 1 OUTRACE Program for CLN-978 in patients with treatment-refractory rheumatoid arthritis (“RA”) and treatment-refractory moderate to severe systemic lupus erythematosus (“SLE”) at the European Alliance of Associations for Rheumatology European Congress of Rheumatology (“EULAR”) in June. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 18, 2026, the Company announced initial clinical data from its Phase 1 OUTRACE Program for CLN-978 in patients with treatment-refractory RA and in patients with treatment-refractory moderate to severe SLE.

As of a January 14, 2026 cutoff date, 14 patients were dosed across the RA (cohorts 1-3, n=5) and SLE (cohorts 1-3, n=9) clinical trials. All day 1 step up doses were 10 micrograms (“mcg”) and day 8 target doses were either 20 mcg (cohort 2) or 30 mcg (cohort 3).

Following 10 mcg dosing, 9 out of 11 patients exhibited depletion of B cells >75% relative to baseline levels. Following 20 mcg dosing, three out of six patients had depletion of B cells below the level of quantification, and the other three patients exhibited decreases of 98.5%, 77%, and 64%, respectively, relative to baseline levels.

Transient decreases in peripheral blood T cell levels were observed, consistent with a known pharmacodynamic effect of T cell activation by T cell engagers.

Among patients with at least four weeks of follow up data post-baseline, four out of five RA patients had decreases in DAS28-ESR (including four out of four patients decreasing from high activity (>5.1) to moderate activity (three patients) or remission (one patient)), and five out of six patients had a decrease in SLEDAI score of >4 points. Ultrasound synovitis scores decreased in three out of four RA patients.

CLN-978 was well tolerated and demonstrated a favorable safety profile in both RA and SLE patients. A single target dose of CLN-978 induced robust B cell depletion in both peripheral blood and tissues, with promising clinical efficacy in RA and SLE patients at the initial dose levels tested. Dose escalation continues in these studies, and the Company will present updated data, including in additional patients, at EULAR in June 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this Current Report on Form 8-K that are not historical facts may be considered “forward-looking statements,” including statements regarding the efficacy and safety data from the Company’s ongoing Phase 1 OUTRACE Program for CLN-978, the clinical and therapeutic potential of CLN-978 and the Company’s plans regarding future data presentations. The clinical trials referenced in this Current Report on Form 8-K are ongoing, and the data described are interim, subject to change, and based on data available as of a specified date. As patient enrollment continues and additional follow-up data is obtained, the reported safety profile and other clinical outcomes may change materially. There can be no assurance that the interim results will be predictive of final study results or that additional data will confirm or support these observations. Forward-looking statements are typically, but not always, identified by the use of words such as “estimate,” “expect,” and other similar terminology. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause the Company's actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with the SEC. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K. Any forward-looking statement included in this Current Report on Form 8-K speaks only as of the date on which it was made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on May 18, 2026, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	May 18, 2026	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer